Exhibit 4.1

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

                     JANUARY 14, 2009 CONVERTIBLE DEBENTURE
                     --------------------------------------
                              DUE FEBRUARY 28, 2009
                              ---------------------

US $30,000.00
                                                                January 14, 2009

     FOR VALUE RECEIVED, PlanGraphics, INC. (the "Maker" or the "Company"), a Colorado corporation, having a place of business at 112 Est Main Street, Frankfort, Kentucky, promises to pay to the order of Nutmeg/Fortuna Fund, LLLP (the "Holder"), an Illinois Limited Liability Company having a place of business at 155 Revere Dr., Suite 10, Northbrook, Illinois 60062, or such address as the Holder may from time to time designate in writing to the Maker, the principal sum of Thirty Thousand Dollars and No Cents ($30,000.00) as set forth in Paragraph below.

     1. Payments and Interest

          a. Principal and Interest under this note shall be due and payable on or before February 28, 2009 (the "Maturity Date").

          b. The Payments must be made in US Dollars, by check or wire transfer. Payments shall be considered made on the date upon which the Holder receives the payment. If payment is made by check and the check is returned by the bank, or otherwise does not clear, then payment will not be considered to have been made, regardless of date the check was received.

          c. Interest on this Note shall accrue at a rate of 6% per annum simple interest.

     2. Default

          a.   The following shall constitute "Events of Default" under this
               Note:

               i. The Maker fails to make any payment required by this Note within 10 days of its due date.

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               ii.  The Maker becomes insolvent or unable to pay his debts as they mature or makes an assignment for the benefit of creditors, or any proceeding is instituted by or against the Maker alleging that the Maker is insolvent or unable to pay its debts as they mature, and any such proceeding, if involuntary, is not dismissed or stayed on appeal or otherwise within 30 days.

          b.   Upon the occurrence of an Event of Default:

               i. the entire unpaid principal amount of this Note shall at once become due and payable without requiring notice by the Holder. Failure to provide notice shall not constitute a waiver of this right; and

               ii.  Conversions.

                    1. If there has been a default, at any time until this Debenture is no longer outstanding, this Debenture shall be convertible, in whole or in part, into shares of Common Stock at the sole option of the Holder, at any time and from time to time (subject to the conversion limitations set forth herein). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Schedule 1 (each, a "Notice of Conversion"), specifying therein the principal amount of this Debenture to be converted and the date on which such conversion shall be effected (such date, the "Conversion Date"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire principal amount of this Debenture, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within 2 Business Days of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

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                    2.   Conversion Price. The "Conversion Price" in effect on
                         any Conversion Date shall be equal to the lesser of (a) $0.002 per share, (b) fifty percent (50%) of the average closing price for Common Stock for the five trading days immediately prior to the Conversion Date.

                    3. Conversion Limitations. The Company shall not effect any conversion of this Debenture, and a Holder shall not have the right to convert any portion of this Debenture, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder's Affiliates, and any other person or entity acting as a group together with the Holder or any of the Holder's Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Debenture with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted principal amount of this Debenture beneficially owned by the Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Debentures or the Warrants) beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this
                         Section 2(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debenture, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The "Beneficial Ownership Limitation" shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Debenture held by the Holder. The Holder, upon not less than 61 days' prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this
                         Section 2(c). Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.

               3. Maker recognizes that this Note represents moneys that were advanced for a use in a business venture and constitutes a business loan. Maker expressly represents that this loan is for business purposes and therefore meets the business loan exemption from Illinois usury laws.

               4. It is the intent of the parties that in no event shall the amount of interest due or payment in the nature of interest payable hereunder exceed the maximum rate of interest permitted by applicable law, as may be in effect from time-to-time, and in the event the amount of interest due or payable hereunder exceeds such maximum rate, interest shall be reduced to the maximum amount that is permitted by applicable law and the payment of any such excess shall be deemed to be a prepayment of principal.

               5. This Note shall be governed and construed in accordance with the laws of the State of Illinois, without regard to conflict of laws principles thereof. The Maker hereby consents to the jurisdiction of the courts located in Cook County, Illinois, as the exclusive forum to resolve any disputes arising out of this Note. The Maker hereby waives any objection it may have to the jurisdiction of such courts or the laying of venue in such counties.

               6. The Maker agrees to pay or reimburse the Holder and any other holder hereof of all costs and expenses of enforcing, and preserving its rights under this Note or any guarantee, document or instrument executed in the connection herewith (including reasonable attorneys' fees and costs and reasonable time charges of attorneys who may be employees of the Holder, whether in or out of court, in original or appellate proceedings or in bankruptcy.)

               7. Except as provided in this Note, presentment, protest, notice, notice of dishonor, demand for payment, notice of protest and notice of non-payment are hereby waived.

               8. The failure or delay by the Holder of this Note in exercising any of his rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance. The Holder of this Note may not waive any of its rights, except in an instrument in writing signed by the Holder.

               9. This Note may not be amended except in a writing signed by the Maker and the Holder.



                                           By:  /S/ John C. Antenucci
                                           Printed Name:  John C. Antenucci
                                           Date January 14, 2009

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                                   Schedule 1

                              NOTICE OF CONVERSION

         The undersigned hereby elects to convert principal under the JANUARY 14, 2009, SECURED CONVERTIBLE DEBENTURE due FEBRUARY 28, 2009 of PlanGraphics, Inc., a Colorado corporation (the "Company"), into shares of common stock (the "Common Stock"), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to Effect Conversion:____________

Principal Amount of Debenture to be Converted:_________________


Number of shares of Common Stock to be issued:_________________


Signature:________________________

Name:

Address for Delivery of Common Stock Certificates:

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                                            Or
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                                            DWAC Instructions:

                                            Broker No:
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                                            Account No:
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